Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190493, 333-184008 and 333-208646) and Registration Statement on Form S‑3 (No. 333-184714) of Capital Bank Financial Corp. of our report dated February 26, 2015 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP

Miami, Florida
February 24, 2017